Exhibit 99.1

Corporate Headquarters

712 Fifth Ave., 9th Floor

New York, NY 10019

877.826.BLUE

PRESS RELEASE

For Immediate Release

Bluerock Residential Growth REIT (BRG)

Prices Public Offering of Class A Common Stock

New York, NY (January 14, 2015) – Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) (the “Company”) today announced the pricing of its underwritten public offering of 4,000,000 shares of Class A common stock, at a price to the public of $12.50 per share, for net proceeds of approximately $46.6 million after deducting underwriting discounts, commissions, fees and estimated offering expenses payable by the Company.

The offering is expected to close on or about January 20, 2015, subject to the satisfaction of customary closing conditions. The Company has granted the underwriters a 30-day option to purchase up to 600,000 additional shares to cover overallotments, if any.

The Company intends to use the net proceeds of the offering to invest in multifamily assets and for other general corporate and working capital purposes, which may include the funding of capital improvements at the Company’s properties.

Wunderlich Securities and Compass Point are serving as joint book-running managers for the offering. D.A. Davidson & Co., Janney Montgomery Scott, and BB&T Capital Markets are serving as co-lead managers for the offering, and Boenning & Scattergood, Inc. and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB:NHLD), are serving as co-managers for the offering.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (“SEC”). A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, from the SEC’s website at www.sec.gov or by contacting: Wunderlich Securities, Inc., Attention: Equity Syndicate, 6000 Poplar Avenue, Suite 150, Memphis, TN 38119, or by email at syndicate@wundernet.com, or Compass Point Research & Trading, LLC, Equity Syndicate, 3000 K Street, NW, Suite 340,Washington DC, 20007, or by email at syndicate@compasspointllc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any state.

About Bluerock Residential Growth REIT, Inc.
Bluerock Residential Growth REIT, Inc. (NYSE MKT: BRG) is a real estate investment trust formed to acquire a diversified portfolio of institutional-quality apartment properties in demographically attractive growth markets throughout the United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. Please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed public offering on the terms described or at all, and the Company's proposed use of net proceeds. For example, the fact that this offering has priced may imply that the offering will close, but the closing is subject to certain conditions customary in transactions of this type and may be delayed or may not occur at all. In addition, the underwriters’ option to purchase additional shares may imply that this option will be exercised; however, the underwriters are not under any obligation to exercise this option, or any portion of it, and may not do so. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the preliminary prospectus supplement and accompanying prospectus filed by the Company with the SEC on January 12, 2015, the final prospectus supplement dated January 13, 2015 to be filed by the Company with the SEC, and the documents incorporated therein by reference, and in the Company’s annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contact
(Media)
Josh Hoffman
(208) 475.2380
jhoffman@bluerockre.com

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